Exhibit 10.11

This Amendment (“Amendment”) is made and entered into as of July 29, 2019 between Tetraphase Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware with a principal place of business at 480 Arsenal Way, Watertown, MA 02472 (“Tetraphase”), and Everest Medicines Limited, an exempted company organized and existing under the laws of Cayman Islands, with a principal place of business at Room 3306-3307, Two Exchange Square, 8 Connaught, Hong Kong (“Licensee”).  Reference is made to that certain License Agreement (“Original License Agreement”) dated February 20, 2018 between Tetraphase and Licensee.  Capitalized terms used herein without definitions shall have the same meanings ascribed to them under the Original License Agreement.

1.	Section 1.41 of the Original License Agreement shall be amended and restated in its entirety as follows:

“Jurisdiction” means each of the following: mainland China, Taiwan, Hong Kong, Macau, South Korea, Singapore, Malaysian Federation, Kingdom of Thailand, the Republic of Indonesia, Socialist Republic of Vietnam or the Republic of the Philippines.

2.	Within thirty (30) days of the execution of this Amendment, Licensee shall pay Tetraphase a one-time, non-refundable, non-creditable upfront payment of Two Million Dollars ($2,000,000).
3.	Section 16.06 of the Original License Agreement shall be amended and restated in its entirety as follows:

Any notice or report required or permitted to be given under this Agreement shall be in writing and shall be mailed by internationally recognized express delivery service, or sent by facsimile and confirmed by mailing, as follows (or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith):

If to Tetraphase:

Tetraphase Pharmaceuticals

480 Arsenal Way, Suite 110

Watertown, MA 02472

Attention: General Counsel

Facsimile: (617) 926-3557

With a copy to (which shall not constitute notice for purposes of this Agreement):

WilmerHale

60 State Street

Boston, Massachusetts 02109

Attention: Belinda M. Juran

Facsimile: (617) 526-5000

If to Licensee:

Everest Medicines Limited

Room 3306-3307, Two Exchange Square

8 Connaught, Hong Kong

Attention: General Counsel

Fax: 86-21-8012-3394

With a copy to (which shall not constitute notice for purposes of this Agreement):

Covington & Burling

2701 Two ifc, Shanghai ifc

No. 8 Century Avenue

Pudong New District

Shanghai 200120

Attention: Weishi Li

Facsimile: 86-216-036-2799

Any such notice shall be deemed to have been given (a) when delivered if personally delivered, (b) on receipt if sent by overnight courier or (c) on receipt if sent by mail.

4.	Except as specifically amended by this Amendment, the terms and conditions of Original License Agreement shall remain in full force and effect.
5.

The Parties hereto acknowledge that this Amendment and the Original License Agreement, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of this Amendment, and supersede and terminate all prior agreements and understandings between the Parties with respect to the subject matter of this Amendment.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Amendment other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Amendment shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. To the extent of any conflict between any term of this Amendment and any term of the Original License Agreement, the terms of the Original License Agreement shall control except to the extent expressly set forth herein.

6.	The following provisions of the Original License Agreement are herein incorporated by reference and shall apply to the Parties with respect to this Amendment, mutatis mutandis,

to the same extent as in the Original License Agreement: Article XII (Confidentiality), Article XV (Dispute Resolution; Governing Law), Sections 1.81 (Interpretation), 8.09 (Methods of Payment), 16.03 (Force Majeure), 16.05 (Severability), 16.07 (Agency), 16.08 (No Waiver), 16.09 (Cumulative Remedies), 16.10 (No Third Party Beneficiaries), and 16.13 (Counterparts).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives to be effective as of the Effective Date.

Tetraphase Pharmaceuticals, INC.

By: /s/ Maria Stahl
Name: Maria Stahl
Title: Chief Business Officer and General Counsel

EVEREST MEDICINES LIMITED

By: /s/Sean Cao
Name: Sean Cao
Title: Interim CEO